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                                  EXHIBIT 23
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                      Consent of Independent Accountants
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We hereby consent to the incorporation by reference in the Registration
Statement on Form S-8 (No. 33-90972) of WD-40 Company of our report dated October 2, 1997 appearing on page 6 of the Annual Report to Shareholders which is incorporated by reference in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 11 of this Form 10-K.


/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

San Diego, California
November 24, 1997